                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports (and of all references to our Firm) included in or made a part of this registration statement.

ARTHUR ANDERSEN LLP

/s/ Arthur Andersen LLP

Atlanta, Georgia
April 22, 1999